                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securiites Exchange Act of 1934

      Date of Report (date of earliest event reported): January 15, 1997

                    BANC ONE HOME EQUITY LOAN TRUST 1996-A
                    --------------------------------------
            (Exact name of registrant as specified in its charter)

          New York                      333-03911-01       36-7151628
-----------------------------            ------------       ----------
(State or Other Jurisdiction            (Commission File   (I.R.S. Employer
 of Incorporation)                        Number            Identification No.)


c/o The First National Bank of Chicago
--------------------------------------
Corporate Trust Services Division-9th floor
--------------------------------------------
1 N. State Street, Chicago, IL                                 60670-0126
--------------------------------                               ----------
(Address of Principal Executive Offfices)                      (Zip Code)

Registrant's telephone number, including area code:            312/407-1902
                                                               ------------

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Item 5.   Other Events
          ------------

          On behalf of Banc One Home Equity Loan Trust 1996-A, a Trust created pursuant to the Pooling Agreement, dated June 7, 1996, by The First National Bank of Chicago, as trustee for the Trust, the Trustee has caused to be filed with the Commission, the Monthly Report dated January 15, 1997. The Monthly Report is filed pursuant to and in accordance with (1) numerous no-action letters (2) current Commission policy in the area. The filing of the Monthly Report will occur subsequent to each monthly distribution to the holders of the Trust's Investor Certificates, Due May 15, 2021.

           A.  Monthly Report Information:
               Aggregate distribution information for the current distribution date January 15, 1997.

                        Principal       Interest        Ending Balance
                        ---------       --------        --------------

          Cede & Co. $2,872,270.23    $1,026,541.87     $209,315,587.84


          B. No delinquency in payment under the Transferor Certificate, or the Financial Guaranty Insurance Policy has occurred.

          C.   Have any deficiencies occurred?  NO.
                     Date:
                     Amount:

          D. Were any amounts paid or are any amounts payable under the Financial Guaranty Insurance Policy? NO
                     Amount:

          E. Are there any developments with respect to the Financial Guaranty Insurance Policy? NONE.

          F.   Item 1:  Legal Proceedings:  NONE

          G.   Item 2:  Changes in Securities:  NONE

          H.   Item 4:  Submission of Matters to a Vote of Security Holders:
               NONE

          I.   Item 5:  Other Information - Items 1, 2, 4, 5 if applicable:
               NOT APPLICABLE
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Item 7.   Monthly Statements and Exhibits
          -------------------------------

          Exhibit No.
          -----------

          1.  Monthly Statement to Certificateholders dated January 15, 1997
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        BANC ONE HOME EQUITY LOAN TRUST 1996-A



                                        By _____________________________________
                                           Name:   Barbara Grosse
                                           Title:  Assistant Vice President

Dated:  January 31, 1997